Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference in the Annual Report of Xybernaut Corporation, on Form 10-K/A for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Form S-3 Registration Statement of Xybernaut Corporation to be filed on or about November 28, 2001 and the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
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Vienna, Virginia
November 28, 2001